UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2008 (March 7, 2008)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ		08855-6820
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2008, WABCO Holdings Inc. (the “Company”) entered into an unsecured, 364 day Euro 100 million revolving credit facility with ABN AMRO Bank N.V., as lender and administrative agent. The proceeds of the borrowings under the credit facility can be used for all general corporate purposes. Under this facility, the Company pays initially a facility fee of 0.11% per annum. Borrowings under this facility bear interest initially at the London Interbank Offered Rate (“LIBOR”) plus 0.49%. The interest rate spreads above LIBOR and the facility fee are subject to adjustments based on the Company’s leverage ratio. The Company cannot borrow under this facility unless it has fully drawn down its primary $800 million five year credit facility and the Euro 100 million 364-day credit facility with Pandios Comm.V.A. described below, except that the Company may have, from time-to-time, up to $30 million of availability for swingline loans under its five year credit facility.

As of March 7, 2008, the Company also entered into an unsecured, 364 day Euro 100 million credit facility with Pandios Comm.V.A., an affiliate of Rabobank International, as lender, pursuant to which the Company and its subsidiary WABCO Europe BVBA guarantee all borrowings and other obligations of the Company’s subsidiary, WABCO Financial Services BVBA (the “Borrower Subsidiary”), as borrower under the facility. The facility allows for a single draw term loan of up to Euro 100 million upon request by the Borrower Subsidiary, the proceeds of which can be used for all general corporate purposes of the Borrower Subsidiary. The borrowing under this facility will bear interest initially at the Euro Interbank Offered Rate (“EURIBOR”) plus 0.55%. The interest rate spreads above EURIBOR are subject to adjustments based on the Company’s leverage ratio. Under this facility, the Borrower Subsidiary pays a commitment fee of 0.1925% per annum until the earlier of the date the loan is drawn or the date the availability period for the facility expires (June 7, 2008 unless extended by the parties).

Both facilities contain various covenants that limit, among other things, liens, transactions, subsidiary indebtedness, and certain mergers and sales of assets. The covenants also require the Company to meet certain financial tests: ratio of Consolidated Total Debt to Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) and the ratio of Consolidated EBITDA to Consolidated Interest Expense. At the date of entering into this facility the Company and, as applicable, its subsidiaries were in compliance with all the covenants contained in the credit agreements. Both facilities are scheduled to terminate on March 6, 2009.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are filed or furnished as part of this Report to the extent described in Items 1.01 and 2.03.

10.1	364-Day Credit Agreement dated as of March 7, 2008, among WABCO Holdings Inc., the borrowing subsidiaries party thereto, the lenders party thereto and ABN AMRO Bank N.A., as administrative agent.

10.2	364-Day Credit Agreement dated as of March 7, 2008, among WABCO Financial Services BVBA, as borrower, WABCO Europe BVBA and WABCO Holdings, Inc. as guarantors, Pandios Comm.V.A., an indirectly wholly-owned subsidiary of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as lender, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as Calculation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2008

WABCO HOLDINGS INC.

By:	/s/ Ulrich Michel
Name: Ulrich Michel Title: Chief Financial Officer